                                                                    EXHIBIT 10.7

                   MERCER ISLAND PARTNERS ASSOCIATES BUILDING

                                 LEASE AGREEMENT

                                     BETWEEN

                     MERCER ISLAND PARTNERS ASSOCIATES, LLC
                                    LANDLORD

                                       AND

                            BSQUARE CORPORATION, INC.
                                     TENANT

                                TABLE OF CONTENTS


1. LEASE DATA AND EXHIBITS ...............................................................      1
    (a) Building .........................................................................      1
    (b) Premises .........................................................................      1
    (c) Tenant's Pro Rata Share ..........................................................      1
    (d) Basic Plans Delivery Date ........................................................      1
    (e) Final Plans Delivery Date ........................................................      1
    (f) Commencement Date ................................................................      1
    (g) Expiration Date ..................................................................      1
    (h) Rent .............................................................................      1
    (i) Security Deposit .................................................................      1
    (j) Damage Deposit ...................................................................      1
    (k) Base Year ........................................................................      1
    (l) Landlord's/Tenant's Leasing Broker/Agent........................................        2
    (m) Parking ..........................................................................      2
    (n) Notice Address ...................................................................      2
    (o) Payment Address ..................................................................      2
    (p) Exhibits .........................................................................      2
2.  PREMISES .............................................................................      2
3.  COMMENCEMENT AND EXPIRATION DATES ....................................................      2
    (a) Commencement Dates ...............................................................      2
    (b) Delays ...........................................................................      3
    (c) Confirmation of Commencement Date ................................................      3
    (d) Expiration Date ..................................................................      3
4.  ACCEPTANCE OF PREMISES ...............................................................      3
5.  RENT AND ADDITIONAL RENT .............................................................      3
6.  SECURITY DEPOSIT .....................................................................      3
7.  PARKING ..............................................................................      4
8.  USES .................................................................................      4
9.  SERVICES AND UTILITIES ...............................................................      4
    (a) Standard Services ................................................................      4
    (b) Normal Business Hours ............................................................      5
    (c) Interruption of Services .........................................................      5
    (d) Additional Services ..............................................................      5
    (e) Costs of Additional Services .....................................................      5
10. COSTS OF OPERATIONS AND REAL ESTATE TAXES ............................................      5
    (a) Additional Rent ..................................................................      5
    (b) Definitions ......................................................................      5
    (c) Estimated Costs ..................................................................      6
    (d) Actual Costs .....................................................................      6
    (e) Records and Adjustments ..........................................................      7
    (f) Personal Property Taxes ..........................................................      7
11. CARE OF PREMISES .....................................................................      7
12. ACCESS ...............................................................................      7
13. DAMAGE OR DESTRUCTION ................................................................      8
    (a) Damage and Repair ................................................................      8
    (b) Destruction During Last Year of Term .............................................      8
    (c) Tenant Improvements ..............................................................      8
14. WAIVER OF SUBROGATION ................................................................      8
15. INDEMNIFICATION ......................................................................      8
16. INSURANCE ............................................................................      9
    (a) Liability Insurance ..............................................................      9
    (b) Property Insurance ...............................................................      9
    (c) Insurance Policy Requirements ....................................................      9
    (d) Certificate of Insurance .........................................................      9
    (e) Primary Policies .................................................................      9
17. ASSIGNMENT AND SUBLETTING ............................................................      9
    (a) Assignment of Sublease ...........................................................      9
    (b) Landlord Right to Terminate Portion of Lease .....................................     10
    (c) Tenant Transfer of Lease .........................................................     10
    (d) Assignee Obligations .............................................................     10

    (e) Subleasee Obligations ............................................................     10
18. SIGNS ................................................................................     11
19. LIENS AND INSOLVENCY .................................................................     11
    (a) Liens ............................................................................     11
    (b) Insolvency .......................................................................     11
20. DEFAULT ..............................................................................     11
    (a) Cummulative Remedies .............................................................     11
    (b) Tenant's Right to Cure ...........................................................     11
    (c) Landlord's Reentry ...............................................................     12
    (d) Reletting the Premises ...........................................................     12
    (e) Trade Fixtures ...................................................................     12
21. PRIORITY .............................................................................     12
22. SURRENDER OF POSSESSION ..............................................................     13
23. REMOVAL OF PROPERTY ..................................................................     13
24. NON-WAIVER ...........................................................................     13
25. HOLDOVER .............................................................................     13
26. CONDEMNATION .........................................................................     14
    (a) Entire Taking ....................................................................     14
    (b) Constructive Taking of Entire Premises ...........................................     14
    (c) Awards and Damages ...............................................................     14
27. NOTICES ..............................................................................     14
28. COSTS AND ATTORNEY'S FEES ............................................................     14
29. ESTOPPEL AND CERTIFICATES ............................................................     15
30. TRANSFER OF LANDLORD'S INTEREST ......................................................     15
31 RIGHT TO PERFORM ......................................................................     15
32. QUIET ENJOYMENT ......................................................................     15
33. CORPORATE AUTHORITY ..................................................................     16
34. HAZARDOUS MATERIALS ..................................................................     16
    (a) Tenant Obligations ...............................................................     16
    (b) Landlord Representations .........................................................     16
35. TELECOMMUNICATIONS LINES AND EQUIPMENT ...............................................     16
    (a) Location of Tenant's Equipment and Landlord Consent ..............................     16
    (b) Limitation of Liability ..........................................................     17
    (c) Electromagnetic Fields ...........................................................     17
36. GENERAL ..............................................................................     17
    (a) Headings .........................................................................     17
    (b) Successors and Assigns ...........................................................     17
    (c) Payment of Brokers ...............................................................     17
    (d) Entire Agreement .................................................................     18
    (e) Severability .....................................................................     18
    (f) Overdue Payments .................................................................     18
    (g) Force Majeure ....................................................................     18
    (h) Right to Change Public Spaces ....................................................     18
    (i) Governing Law ....................................................................     18
    (j) Building Name ....................................................................     18

                                 LEASE AGREEMENT

                   MERCER ISLAND PARTNERS ASSOCIATES BUILDING

THIS LEASE made this 30 day of, January 1998, between MERCER ISLAND PARTNERS ASSOCIATES, LLC, a Washington limited liability company ("Landlord"), and BSQUARE CORPORATION, INC., a Washington Corporation ("Tenant).

As parties hereto, Landlord and Tenant agree:

1.      LEASE DATA AND EXHIBITS:

        The following terms as used herein shall have the meanings provided in this Section 1, unless otherwise specifically modified by provisions of this
Lease:

(a)     BUILDING:

        Known as Mercer Island Partners Associates Building, or such other name as the Landlord may designate from time to time, situated on a portion of the real property more particularly described in Section 2 hereof, with an address of 12822 SE 32nd Street, Bellevue, Washington 98005.

(b)     PREMISES:

        Consisting of all of the second (2nd) floor of the Building, as outlined on the floor plan attached hereto as Exhibit A, including tenant improvements to be constructed as described in Exhibit B.

(c)     TENANT'S PRO RATA SHARE:

        Landlord and Tenant agree that, for purposes of this Lease, the rentable area of the Premises is deemed to be 15,105 square feet, including a load factor of 9.88%, and Tenant's Pro Rata Share of the finished area of the Building is deemed to be 50.49%.

(d)     BASIC PLANS DELIVERY DATE:

        February 16, 1998
        -------------------------------

(e)     FINAL PLANS DELIVERY DATE:

        February 25, 1998
        -------------------------------


(f)     COMMENCEMENT DATE:

        The date as provided in Section 3 hereof. The Target Commencement Date is April 1, 1998.

(g)     EXPIRATION DATE:

        Five (5) years following the Commencement Date subject to the terms of Exhibit C hereto.

(h)     RENT:

        $24.00 per net rentable square foot per year, for a payment of $30,210.00, payable monthly in advance on the first day of the month. The base rent shall be fixed at $24.00 for years 1, 2 and 3. The base rent shall be increased to $25.50 per net rentable square foot for years 4 and 5 for a payment of $32,098.00 per month. Rent-related expenses shall be adjusted from time to time pursuant to Sections 9 and 10 of the Lease. Tenant has deposited with Landlord on the date hereof $60,420.00 to be applied to the first two Rent payments due hereunder.

(i)     SECURITY DEPOSIT:

        $64,196.00 in the form of a letter of credit.

(k)     BASE YEAR:

        For purposes of this Lease, the Base Year shall be the 12-month period beginning date of Certificate of Occupancy, 1998.

(L)     LANDLORD'S/TENANT'S LEASING BROKER/AGENT:

        Ron Leibsohn, Leibsohn & Company (Tenant's Leasing Agent).
        Bret Jordan, Colliers Macaulay Nicolls International (Landlord's Leasing Agent).

(m)     PARKING:

        Tenant shall have the right to occupy up to 65 exterior parking spaces to park automobiles without additional charge. Said spaces shall be unmarked and allocated to Tenant as an open, unreserved allotment. Overflow parking is available at an adjacent location. In the event up to 65 stalls are not available for Tenant's use, Tenant agrees to utilize the overflow parking on the lot across 128th Avenue NE to the west.

(n)     NOTICE ADDRESSES:

        Landlord:       Mercer Island Partners Associates, LLC
                        12822 SE 32nd Street
                        Bellevue, Washington 98005

        Tenant:         Bsquare Corporation, Inc.
                        3633 136th Place SE, Suite 100
                        Bellevue, Washington 98006

(o)     PAYMENT ADDRESSES:

        Landlord:       Mercer Island Partners Associates, LLC
                        12822 SE 32nd Street
                        Bellevue, Washington 98005

        Tenant:         Bsquare Corporation, Inc.
                        3633 136th Place SE, Suite 100
                        Bellevue, Washington 98006

(p)     EXHIBITS:

        The following exhibits or riders are made a part of this Lease:

               Exhibit A - Floor Plan of Premises
               Exhibit B - Tenant Improvements
               Exhibit C - Addendum to Lease


2.      PREMISES:

        Landlord does hereby lease to Tenant, and Tenant does hereby lease from Landlord, upon the terms and conditions herein set forth, the Premises described in Section 1(b) hereof as shown on Exhibit A attached hereto and incorporated herein, together with rights of ingress and egress over common areas on the land and in the Building located on the land ("Land") more particularly described as:

        LOT 2, CITY OF BELLEVUE SHORT PLAT NUMBER 81-22, RECORDED UNDER KING COUNTY RECORDING NUMBER 8211179001, BEING A PORTION OF TRACT 25, MERCER SLOUGH GARDEN TRACTS, ACCORDING TO THE PLAT THEREOF RECORDED IN VOLUME 8 OF PLATS, PAGE 91, IN KING COUNTY, WASHINGTON.

        Tax Account No.: 545330-0230-07

3.      COMMENCEMENT AND EXPIRATION DATES:

(a)     COMMENCEMENT DATE:

        Landlord and Tenant shall use their respective best efforts to complete Tenant improvements in the Premises in accordance with Exhibit B hereto on the date specified in Section 1(f) or as soon thereafter as practicable. The Commencement Date shall be the earlier of the date of acceptance of the Premises by Tenant pursuant to Section 4 hereof, or the date Tenant actually occupies the Premises, excluding Tenant's vendors and Tenant installing voice/data cabling and equipment prior to the Certificate of Occupancy being issued by the City of Bellevue or the date when the Premises would have been completed except for delays caused by the failure of Tenant to fulfill any obligation pursuant to the terms of this Lease or any exhibit hereto, including without limitation Tenant's failure to comply with the Plan Delivery Dates described in Section 1(d) and (c) and Exhibit B.

(b)     DELAYS:

        In the event, due to delays from any cause other than Tenant's failure to comply with the terms of this Lease, the Commencement Date has not occurred within three (3) months following the Target Commencement Date specified in
Section 1(f), Tenant may terminate this Lease by written notice; provided, however, that such three (3) month period shall be extended for delays due to causes beyond the reasonable control of Landlord, excluding the payment of money owed by Landlord. Termination under this Section 3(b) shall be Tenant's sole remedy and Tenant shall have no other rights or claims hereunder at law or in equity.

(c)     CONFIRMATION OF COMMENCEMENT DATE:

        In the event the Commencement Date is established as provided for in
Section 3 as a later or earlier date than the date provided in Section 1(f) hereof, Landlord shall confirm the same to Tenant in writing.

(d)     EXPIRATION DATE:

        This Lease shall expire on the date specified in Section 1(g), subject to Tenant's right to extend the Term as set forth on Exhibit C attached hereto.


4.      ACCEPTANCE OF PREMISES:

        If this Lease shall be entered into prior to the completion of Tenant improvements in the Premises, the acceptance of the Premises by Tenant shall be deferred until the giving of written notice by Landlord to Tenant of the completion of such construction of the Tenant Improvements and the receipt by Tenant of a Certificate of Occupancy from the City of Bellevue. Within five (5) days ("Inspection Period") after Landlord gives such notice, Tenant shall make such inspection of the Premises as Tenant deems appropriate. Except as otherwise specified by Tenant in writing to Landlord within the Inspection Period and except for latent defects discovered within six (6) months of Commencement Date, which shall be promptly corrected after discovery by Tenant, Tenant shall be deemed to have accepted the Premises at the end of the Inspection Period. If, as a result of such inspection, Tenant discovers minor deviations or variations from the plans and specifications for Tenant's improvements which do not materially affect Tenant's use of the Premises and are of a nature commonly found on a "punchlist" (as that term is used in the construction industry), Tenant shall, during the Inspection Period, notify Landlord in writing of such deviations. Landlord shall promptly repair all punchlist items. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligation of Tenant to pay Rent.


5.      RENT AND ADDITIONAL RENT:

        Tenant shall pay Landlord without notice the Rent stated in Section 1(h) hereof and Additional Rent as provided in Section 9 and Section 10 and any other payments due under this Lease without deduction or offset in lawful money of the United States in advance on or before the first day of each month at Landlord's Payment Address set forth in Section 1(n) hereof, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Rent and Additional Rent for any partial month at the beginning or end of the Lease term shall be prorated in proportion to the number of days in such month. All amounts which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed Additional Rent hereunder and, in the event of nonpayment thereof, Landlord shall have all remedies provided for in the case of nonpayment of Rent.


6.      SECURITY DEPOSIT:

        As security for the performance of this Lease by Tenant, Tenant will provide to Landlord within five (5) business days following the date of execution of this Lease by all parties the

Security Deposit as specified in Section 1(i) hereof. Landlord may apply all or any part of the Security Deposit to the payment of any sum in default or any other sum which Landlord may in its reasonable discretion deem necessary to spend or incur by reason of Tenant's default. In such event, Tenant shall, within five (5) days of written demand therefore by Landlord, deposit with Landlord the amount so applied. The letter of credit shall terminate thirty (30) days after the expiration or sooner termination of this Lease. Landlord shall not be required to keep any Security Deposit separate from its general funds and Tenant shall not be entitled to any interest thereon.


7.      PARKING:

        Except as provided for in Section 1(m), use of parking in the Building by Tenant shall be subject to such reasonable rules and regulations as Landlord or the City of Bellevue may publish from time to time. Except as provided for in
Section 1(m), all rules and regulations established by Landlord shall be equally applicable to all tenants of the Building and shall not provide for reserved parking stalls for any other tenants of the Building, except for Landlord's three (3) assigned stalls.


8.      USES:

        The Premises are to be used only for general office purposes including computer and software programming and research and development ("Permitted Uses"), and for no other business or purpose without the prior written consent of Landlord, which consent may be withheld if Landlord, in its sole discretion, determines that any proposed use is inconsistent with or detrimental to the maintenance and operation of the Building as a first-class office building or is inconsistent with any restriction on use of the Premises, the Building, or the Land contained in any lease, mortgage or other instrument or agreement by which the Landlord is bound or to which any of such property is subject. Tenant shall not commit any act that will increase the then existing cost of insurance on the Building without Landlord's prior written consent. Tenant shall promptly pay upon demand the amount of any increase in insurance costs caused by any act or acts of Tenant. Tenant shall not commit or allow to be committed any waste upon the premises, or any public or private nuisance or other act which disturbs the quiet enjoyment of any other tenant in the Building or which is unlawful. Tenant shall not, without the written consent of Landlord, use any apparatus, machinery or device in or about the Premises which will cause any substantial disruptive noise, vibration or fumes. Tenant shall not permit smoking in the Premises; Landlord has designated all internal portions of the Building as a smoke-free zone. If any of Tenant's office machines or equipment should disturb the quiet enjoyment of any other tenant in the Building, then Tenant shall provide, at Tenant's sole expense, adequate insulation, or take other action as may be necessary to eliminate the disturbance. Tenant shall comply with all laws relating to its use or occupancy of the Premises and shall observe such reasonable rules and regulations (not inconsistent with the terms of this Lease) as may be adopted and made available to Tenant by Landlord from time to time for the safety, care and cleanliness of the Premises or the Building, and for the preservation of good order therein. Landlord shall use its best efforts to cause all other tenants and occupants of the Building to be bound by similar covenants and restrictions, and Landlord shall enforce the same all to the extent that Tenant shall not be disturbed in its quiet enjoyment of the Premises.


9.      SERVICES AND UTILITIES:

(a)     STANDARD SERVICES:

        Landlord shall maintain the Building, the Land and the Premises and the public and common areas of the Building in good order and condition consistent with the operation and maintenance of a first-class office building in Bellevue, Washington. Landlord shall furnish the Premises with electricity for normal office use and the permitted uses, including lighting and operation of low power usage office machines, water and elevator service at all times during the term of the Lease. Landlord shall also provide lamp replacement service for building standard light fixtures, toilet room supplies, window washing at reasonable intervals, and customary building janitorial service. No janitorial service shall be provided for Saturdays, Sundays or legal holidays. The costs of any janitorial or other service provided by Landlord to Tenant which are in addition to the services ordinarily provided Building tenants or as required by this Section 9(a) shall be repaid by Tenant as Additional Rent upon receipt of billings therefor.

(b)     NORMAL BUSINESS HOURS:

        From 8:00 a.m. to 8:00 p.m. on weekdays, 9:00 a.m. to 3:00 p.m. on Saturdays, excluding legal holidays ("Normal Business Hours"), Landlord shall furnish to the Premises heat and air conditioning. If requested by Tenant, Landlord shall furnish heat and air conditioning at times other than Normal Business Hours and the cost of such services as incurred by Landlord shall be paid by Tenant as Additional Rent. During other than Normal Business Hours, Landlord may restrict access to the Building in accordance with the Building's security system, provided that Tenant shall have at all times during the terms of this Lease (24 hours of all days) access to the Premises.

(c)     INTERRUPTION OF SERVICES:

        Landlord shall not be liable for any loss, injury or damage to person or property caused by or resulting from any variation, interruption, or failure of any services or facilities provided by Landlord pursuant to this Lease due to any cause whatsoever except for Landlord's intentional wrongful conduct or failure to pay the costs therefor. No temporary interruption or failure of such services or facilities incident to the making of repairs, alterations, or improvements, or due to accident, strike or conditions or events beyond Landlord's reasonable control shall be deemed an eviction of Tenant or relieve Tenant from any of Tenant's obligations hereunder; or give rise to any liability of Landlord. Landlord shall use its best efforts in good faith to minimize any disruption of Tenant's use of the Premises arising from any interruption or failure of such services or facilities.

(d)     ADDITIONAL SERVICES:

        The Building mechanical system is designed to accommodate heating loads generated by lights and equipment using up to 2.5 watts per square foot. Before installing lights and equipment in the Premises which in the aggregate exceed such amount, Tenant shall obtain the written permission of Landlord. Landlord may refuse to grant such permission unless Tenant shall agree to pay the costs of Landlord for installation of supplementary air conditioning capacity or electrical systems as necessitated by such equipment or lights.

(e)     COSTS OF ADDITIONAL SERVICES:

        In addition, Tenant shall in advance, on the first day of each month during the Lease term, pay Landlord as Additional Rent the reasonable amount estimated by Landlord as the cost of furnishing electricity for the operation of equipment or lights consuming in aggregate in excess of 2.5 watts per square foot of electricity and the reasonable amount estimated by Landlord as the costs of operation and maintenance of supplementary air conditioning units necessitated by Tenant's use of such equipment or lights. Landlord shall be entitled to install and operate at Tenant's cost a monitoring/metering system in the Premises to measure the added demand on electricity, heating, ventilation, and air conditioning systems resulting from such equipment or lights and from Tenant's after-hours heating, ventilation and air conditioning service requirements. Tenant shall comply with Landlord's reasonable instructions for the use of drapes, blinds and thermostats in the Building.


10.     COSTS OF OPERATIONS AND REAL ESTATE TAXES:

(a)     ADDITIONAL RENT:

        Tenant shall pay as Additional Rent its pro rata share of increases in Taxes and Operating Costs in excess of Six and 25/100 Dollars ($6.25) per rentable square foot of the Premises, which shall be defined as the Base Amount ("Base Amounts"). Increases in Taxes and in Operating Costs over the applicable Base Amounts shall be determined and shall be payable separately under this
Section 10.

(b)     DEFINITIONS:

               (i) For the purposes of this section, "Taxes" shall mean taxes and assessments (including special district levies) on real and personal property payable during any calendar year or fiscal year, based on the actual assessment period, with respect to the Land, the Building and all property of landlord, real or personal, used directly in the operation of the Building and located in the Building or on the Land, together with any taxes levied or assessed in addition to or in lieu of any such taxes or any tax upon leasing of the Building or the rents collected (excluding any net income, business and occupation or franchise tax) ("Taxes").

               (ii) For purposes of this Section, "Operating Costs" or "Costs" shall mean all expenses of Landlord for maintaining, operating and repairing the Land and Building and the personal property used in connection therewith, including without limitation all insurance premiums, utilities, security costs, janitorial services, landscaping, refuse disposal, management fees and other expenses but all not to exceed in the aggregate the usual and customary charges for similar first class office buildings in tile City of Bellevue which in accordance with generally accepted accounting and management practices would be considered an expense of maintaining, replacing, operating or repairing the Building ("Operating Costs" or "Costs"); excluding, however: (I) Costs of any special services rendered to individual tenants for which a separate charge is collected; (II) leasing commissions and other leasing expenses; and (III) Costs of improvements required to be capitalized in accordance with generally accepted accounting improvement principles, except Operating Costs shall include amortization of capital improvements (A) made subsequent to initial development of the Building which are designed with a reasonable probability of improving the operating efficiency of the Building, or providing savings in the cost of operating the Building but in no event shall such Operating Costs for such improvement exceed the amount of such savings, (IV) principal or interest on payments of loans; (V) costs associated with other tenants, including tenant improvement costs and legal and other fees associated with any default by such other tenants, and (VI) amortization and depreciation (except as set forth above); or, (B) which are responsive to requirements imposed with respect to the Building under any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), or any new law, or any new interpretation of an existing law ("new interpretation"), which amendment, law or new interpretation is audited or arose after tile Commencement Date of this Lease. For purposes of this Lease, a new interpretation shall mean any interpretation, enforcement or application of a law enacted prior to the Commencement Date that imposes requirements with respect to the building that Landlord in the exercise of sound business judgment and good faith at the time of Landlord's execution of this lease would not have deemed applicable to the Building.

               (iii) "Year" shall mean the calendar year.

(c)            ESTIMATED COSTS:

        At the beginning of each year after the Base Year, Landlord shall furnish Tenant a written statement of estimated Operating Costs and Taxes for such year; a calculation of the amount, if any, by which such estimated Operating Costs and Taxes will exceed the relevant Base Amounts; and a calculation of Tenant's Pro Rata Share of any such amount. Tenant shall pay one twelfth (1/12) of that amount as Additional Rent for each month during the year. If at any time during the year Landlord reasonably believes that the actual Operating Costs or Taxes will vary from such estimated Operating Costs or Taxes by more than five percent (5%), Landlord may by written notice to Tenant revise the estimate for such year, and Additional Rent for the balance of such year shall be paid based upon such revised estimates.

(d)     ACTUAL COSTS:

        Included in the Base Amount rent is a $6.25 per rentable square foot per year allowance for Operating Costs and Taxes. Charges to tenants for increased Operating Costs and Taxes will not be increased until actual costs, including the reasonable management fee as described above, exceed $6.25 per net rentable square foot per year. Within ninety (90) days after the end of each year after the Base Year or as soon thereafter as practicable, Landlord shall deliver to Tenant a written statement including a detailed breakdown setting forth Tenant's Pro Rata Share of the actual Operating Costs and Taxes in excess of the Base Amounts during the preceding year. If the actual Operating Costs and Taxes in excess of the Base Amount, exceed the estimates paid by Tenant during the year, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement. If the actual Operating Costs and Taxes in excess of the Base Amount is less that the estimates paid by Tenant during the year, Landlord shall apply any excess to the next rental payment due by Tenant.

(e)     RECORDS AND ADJUSTMENTS:

        Landlord shall keep records showing all expenditures made in connection with Operating Costs and Taxes, and such records shall be available for inspection and audit once per calendar year at tile Landlord's office by Tenant, during normal business hours within six (6) months after receipt of the statement of actual costs; Landlord and Tenant agree the results of any such audit or review shall remain confidential; provided that Tenant may disclose such information to its attorneys or consultants in connection with any dispute between Landlord and Tenant and as may be otherwise required by any order of Court. Tenant hereby waives any right to any adjustment of sums paid under this
Section 10 unless a claim in writing specifying the reasons therefor is delivered to Landlord no later than nine (9) months after receipt of statement of actual costs Operating Costs and Taxes shall be prorated for any portion of a year at the beginning or end of tile term of this Lease. Notwithstanding this
Section 10, the Rent payable by Tenant shall in no event be less than the Rent specified in Section 1(h) hereof.

(f)     PERSONAL PROPERTY TAXES:

        Tenant shall pay all personal property taxes with respect to property of Tenant located on tile Premises or in the Building. "Property of Tenant" shall include all improvements which are paid for by Tenant and "personal property taxes" shall include all property taxes assessed against the property of Tenant, whether assessed as real or personal property.


11.     CARE OF PREMISES:

        Landlord shall perform all normal maintenance and repairs reasonably necessary to maintain the Premises and the Building as a first-class office building; provided that Landlord shall not be required to maintain or repair any property of Tenant or any appliances (such as refrigerators, water heaters, microwave ovens, and the like) which are part of the Premises. Tenant shall take good care of the Premises. Tenant shall not make any alterations, additions or improvements ("Alterations") in or to the Premises, or make changes to locks on doors, except for re-keying or altering security entrance provisions provided Tenant promptly provides Landlord copies of new entrance provisions and keys, or add, disturb or in any way change any plumbing or wiring, excluding data and low voltage wiring, ("Changes") without first obtaining the written consent of Landlord and, where appropriate, in accordance with plans and specifications reasonably approved by Landlord. As a condition to its approval, Landlord may require Tenant to remove such Alterations or Changes upon the expiration or earlier termination of tile Term and to restore the Premises or Land to the condition they were in prior to such Alterations or Changes, including restoring any damage resulting from such removal, all at Tenant's expense. Any Alterations or Changes required to be made to Tenant's Premises by any amendment to any applicable building, health, safety, fire, nondiscrimination, or similar law or regulation ("law"), or any new law shall be made at Tenant's sole expense and shall be subject to the prior written consent of Landlord, which consent cannot be unreasonably withheld or delayed. Tenant shall reimburse Landlord for any reasonable sums expended for examination and approval of the architectural and mechanical plans and specifications of the Alterations and Changes and direct costs reasonably incurred during any inspection or supervision of the Alterations or Changes. All damage or injury done to the Premises or Building by Tenant or by any persons who may be in or upon the Premises or Building with the express or implied consent of Tenant, including but not limited to the cracking or breaking of any glass of windows and doors, shall be paid for by Tenant.


12.     ACCESS:

        Tenant shall permit Landlord and its agents to enter into and upon tile Premises at all reasonable times with a Tenant escort, except in the event of an emergency for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises or tile Building. Upon reasonable notice, Landlord shall have tile right to enter the Premises for tile purpose of showing tile Premises to prospective tenants within the period of one hundred eighty (180) days prior to the expiration or sooner termination of the Lease term.

13.     DAMAGE OR DESTRUCTION:

(a)     DAMAGE AND REPAIR:

        If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of tile replacement value of the Building (exclusive of foundations) just prior to tile occurrence of the damage, or if insurance proceeds plus deductibles sufficient for restoration are for any reason unavailable, then Landlord may no later than the sixtieth day following the damage, give Tenant a notice of election to terminate this Lease. In the event of such election, this Lease shall be deemed to terminate on the third day after the giving of said notice, and Tenant shall surrender possession of the Premises within a reasonable time thereafter, and the Rent and Additional Rent shall be apportioned as of the date of said damage and any Rent and Additional Rent paid for any period beyond such date shall be repaid to Tenant. If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building and insurance proceeds plus deductibles sufficient for restoration are available, or if Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Premises (to the extent of improvements to the Premises originally provided by Landlord hereunder) with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord, and Tenant shall have no right to terminate this Lease except as herein provided. To the extent that the Premises are rendered untenantable, the Rent and Additional Rent shall proportionately abate. No damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building, unless caused by the intentional wrongful act of Landlord.

(b)     DESTRUCTION DURING LAST YEAR OF TERM:

        In case tile building shall be substantially destroyed by fire or other cause at any time during tile last twelve (12) months of the terms of this Lease, Landlord or Tenant may terminate this Lease (effective on the date of such substantial destruction) upon written notice to the other party hereto given within sixty (60) days of the date of such destruction.

(c)     TENANT IMPROVEMENTS:

        Landlord will not carry insurance of any kind on Tenant's furniture personal property, fixtures or equipment or furnishings or on any fixtures, equipment, or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same unless caused by Landlord's intentional wrongful act.


14.     WAIVER OF SUBROGATION:

        Whether a loss or damage is due to the negligence of either Landlord or Tenant, their agents or employees, or any other cause, Landlord and Tenant do each hereby release and relieve the other, their agents or employees, from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in the Building or on the Land, including the Building itself, arising out of or incident to the occurrence of any of tile perils which are covered by their respective insurance policies, and (ii) any loss resulting from business interruption at the Premises or loss of rental income from the Building, arising out of or incident to tile occurrence of any of the perils which are covered by a business interruption insurance policy or loss of rental income insurance policy held by Landlord or Tenant. Each party shall use its best efforts to cause its insurance carrier to consent to tile foregoing waiver of rights of subrogation against the other party. Not withstanding the foregoing, no such release shall be effective unless the aforesaid insurance policy or policies shall expressly permit such a release or contain a waiver of tile carrier's right to be subrogated.


15.     INDEMNIFICATION:

        (a) Landlord and Tenant shall indemnify and hold each other, their officers, members, managers, owners, employees and agents harmless from and against liabilities, actions, damages, losses, claims and expenses, including reasonable attorneys' fees, (collectively "Claims"), arising from (i) any breach of this Lease by the indemnitor or (ii) the negligent or wrongful acts or omissions of or attributable to the indemnitor, except to tile extent the Claim is caused by the negligent or wrongful acts or omissions of the indemnitee. Also, Tenant shall indemnify and hold Landlord, its officers, members, managers, owners, employees and agents harmless from and against any Claims arising from injury or damage to persons or property occurring in tile Premises during the term of the Lease, except to the extent the Claim is caused by the negligent or wrongful acts of the Landlord. The foregoing provisions shall not be construed to make either party responsible for losses, damage, liability or expense to the extent resulting from injuries to third parties caused by the sole or concurrent negligence of the other party, or its officers, owners, members, managers, licensees, agents and employees. In no event shall Landlord be liable to Tenant for any damage to the Premises or for any loss, damage or injury to any property therein or thereon occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes (including, without limitation, water, gas, steam and/or refrigerant lines), sprinklers, tanks, drains, drinking fountains or washstands or other similar cause in, above, upon or about tile Premises or tile Building unless caused by the intentional wrongful act of Landlord. This Paragraph 15 shall survive termination of the Lease.


16.     INSURANCE:

(a)     LIABILITY INSURANCE:

        Tenant shall, throughout the term of this Lease and any renewal hereof, at its own expense, keep and maintain in full force and effect, a policy of commercial general liability (occurrence form) insurance, including contractual liability insuring Tenant's activities upon, in or about the Premises or the Building against claims of bodily injury or death or property damage or loss with a combined single limit of not less than One Million Dollars ($1,000,000) per Occurrence and Two Million Dollars ($2,000,000) in the aggregate. Landlord shall be named as additional insureds.

(b)     PROPERTY INSURANCE:

        Tenant shall, throughout the terms of this Lease and renewal thereof, at its own expense, keep and maintain in full force and effect, what is commonly referred to as "All Risk" or "Special" coverage insurance (excluding earthquake and flood) on Tenant's personal property, fixtures and equipment in an amount not less than one hundred percent (100%) of the replacement value thereof.

(c)     INSURANCE POLICY REQUIREMENTS:

        All insurance required under this Section 16 shall be with companies rated AX or better for A.M. Best or otherwise reasonably approved by Landlord. No insurance policy required under this Section 16 shall be canceled or reduced in coverage except after thirty (30) days prior written notice to Landlord, except after ten (10) days prior written notice to Landlord in the case of nonpayment of premium. All policies shall have deductible amounts no greater than Two Thousand, Five Hundred Dollars ($2,500).

(d)     CERTIFICATE OF INSURANCE:

        Tenant shall deliver to Landlord prior to the Commencement Date, and from time to time thereafter, copies of policies of such insurance or certificates evidencing the existence and amounts of same and evidencing Landlord as additional insured thereunder. In no event shall the limits of any insurance policy required under this Section 16 be considered as limiting the liability of Tenant under this Lease.

(e)     PRIMARY POLICIES:

        All policies required under Section 16(a) shall be written as primary policies and not contributing to or in excess of any coverage Landlord may choose to maintain.


17.     ASSIGNMENT AND SUBLETTING:

(a)     ASSIGNMENT OR SUBLEASE:

        Tenant shall not assign, mortgage, encumber or otherwise transfer this Lease nor sublet the whole or any part of the Premises without in each case first obtaining Landlord's prior written consent. Any and all costs incurred with space reconfiguration or redistribution and or costs required to comply with any applicable building codes in connection with such assignment or subletting shall be the sole and complete responsibility of the Tenant. Subject to Section 17(b), below, such consent shall not be unreasonably withheld or delayed, except: (1) Landlord may withhold its consent if in Landlord's judgment occupancy by any proposed assignee, subtenant, or other transferee (i) is not consistent with the maintenance and operation of a first class office building due to the nature of the proposed occupant's business or manner of conducting business or its experience or reputation in the community, or (ii) is likely to cause disturbance to the normal use and occupancy of the Building, (iii) the financial condition of the proposed Transferee is not at least as strong as Tenant in Landlord's reasonable judgment unless Tenant is not relieved of liability on this Lease as a result of such assignment or sublease and Rent and Additional Rent is paid by Tenant and not by proposed sublessee or assignee; (2) Landlord may withhold in its absolute and sole discretion consent to any mortgage, hypothecation, pledge, or other encumbrance of any interest in this Lease or tile Premises by Tenant or any subtenant; (3) Landlord may withhold its consent to the extent it deems necessary to comply with any restriction on use of the Premises, tile Building, or the Land contained in any applicable laws or in any lease, mortgage, or other agreement or instrument by which tile Landlord is bound or to which any of such property is subject. No such assignment, subletting or other transfer shall relieve Tenant of any liability under this Lease. Consent to any such assignment, subletting or transfer shall not operate as a waiver of the necessity for consent to any subsequent assignment, subletting or transfer. Each request for an assignment or subletting must be accompanied by a Processing Fee of not to exceed $1,000 in order to reimburse Landlord for expenses, including attorneys' fees, incurred in connection with such request ("Processing Fee"). Tenant shall provide Landlord with copies of all assignments, subleases and assumption instruments and other information regarding the transfer agreement and the proposed Transferee as is requested by the Landlord acting reasonably.

(b)     LANDLORD RIGHT TO TERMINATE PORTION OF LEASE:

        If such consent is requested, Landlord reserves the right to terminate this Lease, or if consent is requested for subletting less than the entire Premises to terminate this Lease with respect to the Portion for which such consent is requested, at the proposed effective date of such Subletting, in which event Landlord may enter into the relationship of landlord and tenant with any such proposed subtenant or assignee, based on the rent (and/or other compensation) and the terms agreed to by such subtenant or assignee and otherwise upon the terms and conditions of this Lease.

(c)     TENANT TRANSFER OF LEASE:

        If a Tenant is a corporation, or any other entity, any transfer of this Lease by merger, consolidation or liquidation, (except for a merger, consolidation or liquidation resulting in a majority of the current shareholders [based upon ownership percentage interest] owning a majority interest, based upon percentage interest, in any successor entity, or owning a majority interest of all assets received in consolidation or liquidation) or power to vote a majority of its outstanding voting stock, partnership interests, or other ownership interests, shall constitute an assignment for the purpose of this Section. If Tenant is a partnership, conversion of Tenant to a limited liability company or partnership or to a corporation (or to another entity by which the parties in Tenant would be relieved of liability to any creditors of Tenant) shall constitute an assignment for purposes of this Section.

(d)     ASSIGNEE OBLIGATIONS:

        As a condition to Landlord's approval, any potential assignee otherwise approved by Landlord shall assume in writing all obligations of Tenant under this Lease arising or first due after the effective date of such assignment and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants and conditions of this Lease.

(e)     SUBLESSEE OBLIGATIONS:

        Any sublessee shall assume all obligations of Tenant arising or first due after the effective date of such assignment as to that portion of the Premises which is subleased and shall be jointly and severally liable with Tenant for rental and other payments and performance of all terms, covenants, and conditions of this Lease with respect to such portion of the Premises. If requested by Landlord, sublessee shall pay all rent and charges owed directly to Landlord.

18.     SIGNS:

        Tenant shall not place or in any manner display any sign, graphics, or other advertising matter anywhere in or about the Premises or the Building at places visible (either directly or indirectly) from anywhere outside the Premises without first obtaining Landlord's written consent thereto, such consent to be at Landlord's sole discretion. Any such consent by Landlord shall be upon the understanding and condition that Tenant shall remove the same at the expiration or sooner termination of this Lease and Tenant shall repair any damage to the Premises or the Building caused thereby. Landlord shall not unreasonably withhold its consent to normal signage within or outside Premises which is consistent in Landlord's opinion with the Building's image and signage and graphics program. Signage other than Building directory or building standard elevator lobby directory signage is at Tenant's sole expense. Tenant shall have the right to install signage on the street monument subject to Landlord's approval of the design, materials, size and location, which approval shall not be unreasonably withheld or delayed. Tenant shall further have the right to install non-illuminated building signage subject to Landlord's approval of the design, materials, size and location, which approval shall not be unreasonably withheld or delayed. All signage shall be subject to approval by the City of Bellevue.


19.     LIENS AND INSOLVENCY:

(a)     LIENS:

        Tenant shall keep its interest in this Lease, the Premises, the Land and the Building free from any liens arising out of any work performed and materials ordered or obligations incurred by or on behalf of Tenant and hereby indemnifies and holds Landlord harmless from any liability from any such lien, including without limitation, liens arising from the work performed pursuant to
Section IV of Exhibit B hereto. In the event any lien is filed against the Building, the Land or the Premises by any person claiming by, through or under Tenant, Tenant shall within thirty (30) days of said filing, and at Tenant's expense, immediately cause such lien to be released of record or furnish to Landlord a bond, in form and amount and issued by a surety reasonably satisfactory to Landlord, indemnifying Landlord, the Land and the Building against all liability, costs and expenses, including attorneys' fees, which landlord may incur as a result thereof. Provided that such bond has been furnished to Landlord, Tenant, at its sole cost and expense and after written notice to Landlord, may contest, by appropriate proceedings, conducted in good faith and with due diligence, any lien, encumbrance or charge against the Premises arising from work done or materials provided to or for Tenant, if, and only if, such proceedings suspend the collection thereof against Landlord, Tenant and the Premises and neither the Premises, the Building nor the Land nor any part thereof or interest therein is or will be in any danger of being sold, forfeited or lost.

(b)     INSOLVENCY:

        If Tenant becomes insolvent or voluntarily or involuntarily bankrupt, or if a receiver, assignee or other liquidating officer is appointed for the business of Tenant, Landlord at its option may terminate this Lease and Tenant's right of possession under this Lease and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant in any bankruptcy, insolvency or reorganization proceeding.


20.     DEFAULT:

(a)     CUMULATIVE REMEDIES:

        All rights of Landlord herein enumerated shall be to the extent permitted by law cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies provided in this Lease, Landlord shall be entitled to restrain by injunction the violation or threatened violation of any of the covenants, agreements or conditions of this Lease.

(b)     TENANT'S RIGHT TO CURE:

        Tenant shall have a period of three (3) business days from the date of written notice from Landlord to Tenant within which to cure any default in the payment of Rent, Additional Rent and other sums due hereunder. Tenant shall have a period of ten (10) days from the date of written notice from Landlord to Tenant within which to cure any other default hereunder, provided, however, that with respect to any such default capable of being cured by Tenant which cannot be cured within ten (10) days Tenant shall have such time so long as Tenant is diligently pursuing the cure thereof.

(c)     LANDLORD'S REENTRY:

        Upon an uncured default of this Lease by Tenant, Landlord, in addition to any other rights or remedies it may have, at its option, may enter the Premises or any part thereof, and expel, remove or put out Tenant or any other persons who may be thereon, together with all personal property found therein; and Landlord may terminate this Lease, or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms (which may be for a term less than or extending beyond the term hereof) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to repair, renovate, remodel, redecorate, alter and change the Premises, Tenant remaining liable for any deficiency computed as hereinafter set forth. In the case of any default, reentry and/or dispossession Landlord shall have such rights and remedies as shall be available in law or equity. No such re-entry or taking possession of the Premises shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention be given to Tenant.

(d)     RELETTING THE PREMISES:

        At the option of Landlord, rents received by Landlord from such reletting shall be applied first to the payment of any indebtedness from Tenant to Landlord other than Rent and Additional Rent due hereunder; second, to the payment of any costs and expenses of such reletting which are recoverable as damages from Tenant and including, but not limited to, reasonable attorneys' fees, advertising fees and brokerage fees, and to the payment of any repairs, renovations, remodeling, redecoration, alterations and changes in the Premises (but only to the extent the same are recoverable as damages from Tenant); third, to the payment of Rent and Additional Rent due and to become due hereunder, and, if after so applying said Rents there is any deficiency in the Rent or Additional Rent to be paid by Tenant under this Lease, Tenant shall pay any deficiency to Landlord monthly on the dates specified herein. Any payment made or suits brought to collect the amount of the deficiency for any month shall not prejudice in any way the right of Landlord to collect the deficiency for any subsequent month. The failure of Landlord to relet the Premises or any part of parts thereof shall not release or affect Tenant's liability hereunder, nor shall Landlord be liable for failure to relet, or in the event of reletting, for failure to collect the Rent thereof, and in no event shall Tenant be entitled to receive any excess of net Rents collected over sums payable by Tenant to Landlord hereunder. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous breach and default. Should Landlord terminate this Lease by reason of any default, in addition to any other remedy it may have, it may recover from Tenant the then present value of Rent and Additional Rent reserved in this Lease for the balance of the Term, as it may have been extended, over present value of the then fair market rental value of the Premises of the same period, plus all court costs and reasonable attorneys' fees incurred by Landlord in the collection of the same.

(e)     TRADE FIXTURES:

        Tenant shall have no right to, and Tenant agrees that it will not, remove any trade fixtures or movable furniture from the Premises at any time while Tenant is in default hereunder.


21.     PRIORITY:

(a) Tenant agrees that this Lease shall be subordinate to any first mortgage or deed of trust now existing or hereafter placed upon the Premises or the Building created by or at instance of Landlord and to any and all advances to be made thereunder and to interest thereon and all renewals, and extensions thereof ("Landlord's Mortgage"). Upon demand by Landlord or the holder of any Landlord's Mortgage ("Holder"), Tenant shall execute and deliver subordination and attornment agreements in form and substance satisfactory to such Holder. Notwithstanding the foregoing, upon demand of such Holder, such Landlord's Mortgage shall be subordinate to this Lease; provided, however, that in such event, notwithstanding such subordination, such Landlord's Mortgage shall be superior to this Lease with respect to (i) the right, claim and lien of the Landlord's Mortgage in, to and upon any award or other compensation for any taking by eminent domain of any part of the Premises or the Building and right of disposition thereof in accordance with the provisions of the Landlord's Mortgage; and upon any proceeds payable under any policies of fire and rental insurance upon the Premises or the Building and to the right of disposition thereof in accordance with the terms of the Landlord's Mortgage; (ii) any lien, right or judgment which may have arisen at any time under the terms of the Lease; and (iii) such other matters as may be specifically reserved by the Holder of such Landlord's Mortgage in writing in connection with such subordination.

(b) Upon request, Tenant shall attorn to the Holder of any Landlord's Mortgage or any person or persons purchasing or otherwise acquiring the Land, Building or Premises at any sale or other proceeding under any Landlord's Mortgage. Tenant shall properly execute, acknowledge and deliver instruments which the holder of any Landlord's Mortgage may reasonable require to effectuate the provisions of this Section.


22.     SURRENDER OF POSSESSION:

        Subject to the terms of Section 13 relating to damage and destruction, upon expiration of the term of this Lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved (subject to Tenant's obligation to remove any Alterations or Changes if requested by Landlord pursuant to Section 11, above), reasonable wear and tear and damage by insured fire and casualty excepted.


23.     REMOVAL OF PROPERTY:

        Tenant shall remove all of its movable personal property, telephone, data and computer cabling, and trade fixtures paid for by Tenant which can be removed without damage to the Premises at the expiration or earlier termination of this Lease, and shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. All other improvements and additions to the Premises shall thereupon become the property of Landlord.


24.     NON-WAIVER:

        Waiver by Landlord or Tenant of any term, covenant or condition herein contained or any breach thereof shall not be deemed to be a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of any payment hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the amount so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such payment.


25.     HOLDOVER:

        If Tenant shall, with the written consent of Landlord, hold over after the expiration of the term of this Lease, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Tenant agrees to pay to Landlord one hundred fifty percent (150%) of the Rent and Additional Rent in effect upon the date of such expiration as stated herein, and to be bound by all of the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of Rent and Additional Rent after such expiration or earlier termination shall not result in a renewal of this Lease. The foregoing provisions of this Section 25 are in addition to and do not affect Landlord's right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant shall hold over after the expiration or earlier termination of this Lease without the written consent of Landlord, such occupancy shall be deemed an unlawful detainer of the Premises subject to the applicable laws of the state in which the Building is located and, in addition, Tenant shall be liable for any costs, damages, losses and expenses incurred by Landlord as a result of Tenant's failure to surrender the Premises in accordance with this Lease.

26.     CONDEMNATION:

(a)     Entire Taking:

        If all of the Premises or such portions of the Land or Building as may be required for the reasonable use of the Premises, are taken by eminent domain or purchase in lieu of condemnation, this Lease shall automatically terminate as of the date title vests in the condemning authority and all Rent, Additional Rent and other payments shall be paid to that date.

(b)     Constructive Taking of Entire Premises:

        In the event of a taking by eminent domain or purchase in lieu of condemnation of a material part of but less than all of the Building, where Landlord shall reasonably determine that the remaining portion of the Premises cannot be economically and effectively used by it (whether on account of physical, economic, aesthetic or other reasons), or if, in the reasonable opinion of Landlord, the Building should be restored in such a way as to alter the Premises materially, Landlord shall forward a written notice to Tenant of such determination not more than sixty (60) days after the date of taking. In such event, the term of this Lease shall expire upon the date of such taking.

(c)     Partial Taking:

        In case of taking of a part of the Premises, or a portion of the Building or Land not required for the reasonable use of the Premises, then this Lease shall continue in full force and effect and the Rent shall be equitably reduced based on the proportion by which the floor area or use of the Premises is reduced, if any, such Rent reduction to be effective as of the date title to such portion vests in the condemning authority. If a portion of the Premises, Building or Land shall be so taken which renders the remainder of the Premises unsuitable for continued occupancy by tenant under this Lease, Tenant may terminate this Lease by written notice to Landlord within sixty (60) days after the date of such taking and term of this Lease shall expire upon such date as Tenant shall specify in such notice not later than sixty (60) days after the date of such notice.

(d)     Awards and Damages:

        Landlord reserves all rights to damages to the Premises of any partial, constructive, or entire taking by eminent domain, and Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of the leasehold interest or interference with Tenant's business. Tenant shall have the right, however, to bring its own action at its sole cost and expense to claim and recover from the condemning authority, compensation for any loss to which Tenant may be put for Tenant's moving expenses, business interruption or taking of Tenant's personal property and leasehold improvements paid for by Tenant (not including Tenant's leasehold interest) provided that such damages may be claimed only if they are awarded separately in the eminent domain proceedings and not out of or as part of the damages recoverable by Landlord.


27.     NOTICES:

        All notices under this Lease shall be in writing and delivered in person or sent by registered or certified mail, or nationally recognized courier (such as Federal Express, DHL, etc.), postage prepaid, to Landlord and to Tenant at the Notice Addresses provided in Section 1(m) and to the holder of any mortgage or deed of trust at such place as such holder shall specify to Tenant in writing; or such other addresses as may from time to time be designated by any such party in writing. Notices mailed aforesaid shall be deemed given on the date of such mailing or delivery to the nationally recognized courier, properly addressed and postage or courier charge prepaid.


28.     COSTS AND ATTORNEYS' FEES:

        If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including any suit by Landlord for the recovery of Rent, Additional Rent or other payments hereunder or possession of the Premises, each party shall, and hereby does, to the extent permitted by law, waive trial by jury and the losing party shall pay the prevailing party a reasonable sum for attorneys' fees in such suit, at trial and on appeal, and such attorney's fees shall be deemed to have accrued on the commencement of such action.

29.     ESTOPPEL CERTIFICATES:

        Tenant shall, from time to time, upon written request of Landlord, execute, acknowledge and deliver to Landlord or its designee a written statement prepared by Landlord stating: The date this Lease was executed and the date it expires; the date the term commenced and the date Tenant accepted the Premises; the amount of minimum monthly Rent and the date to which such Rent has been paid; and certifying to the extent true: That this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of agreement so affecting this Lease): that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by Landlord have been satisfied; that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received; that on this date there are no existing claims, defenses or offsets which Tenant has against the enforcement of this Lease of Landlord; that the security deposit is as stated in the Lease; that Tenant does not have any options or rights (i) to lease other space in the Building, (ii) to extend the Lease except as shown on Lease document, (iii) to purchase some or all of the Building or Land; and such other matters as Landlord may reasonably request. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or the holder of any mortgage upon Landlord's interest in the Building. If Tenant shall fail to respond within ten (10) days of receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificates as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee and that this Lease is in full force and effect, that there are no uncured defaults in Landlord's performance, that the security deposit is as stated in the Lease, that there are no options as specified above, and that not more than one month's Rent has been paid in advance.

30.     TRANSFER OF LANDLORD'S INTEREST:

        In the event of any transfers of Landlord's interest in the Premises or in the Building, other than a transfer for security purposes only, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer and such transfer shall have no obligation or liability with respect to any matter occurring or arising prior to the date of such transfer. Tenant agrees to attorn to the transferee.

31.     RIGHT TO PERFORM:

        If Tenant shall fail to pay any sum of money, other than Rent and Additional Rent required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make such payment or perform any such other act on Tenant's part to be made or performed as provided in his Lease. Any sums paid by Landlord hereunder shall be immediately due and payable by Tenant to Landlord and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this Section as in the case of default by Tenant in the payment of Rent.

32.     QUIET ENJOYMENT:

        Tenant shall have the right to the peaceable and quiet use and enjoyment of the Premises, subject to the provisions of this Lease, as long as Tenant is not in default hereunder.

33.     AUTHORITY:

        If Tenant is a corporation, limited liability company, limited liability partnership or limited or general partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, in accordance with a duly adopted resolution or consents of all appropriate persons or entities required therefor and in accordance with the formation documents of Tenant, and that this Lease is binding upon Tenant in accordance with its terms. At Landlord's request, Tenant shall, prior to execution of this Lease, deliver to Landlord a copy of a resolution or consent, certified by an appropriate officer, partner or manager of Tenant authorizing or ratifying the execution of this Lease.


34.     HAZARDOUS MATERIALS:

(a)     TENANT OBLIGATIONS:

        (i) Tenant shall not dispose of or otherwise allow the release of any hazardous waste or materials in, on or under the Premises or the Building, or any adjacent property, or in any improvements placed on the Premises. Tenant represents and warrants to Landlord that Tenant's intended use of the Premises does not involve the use, production, disposal or bringing on to the Premises of any hazardous waste or materials, except only ordinary and general office supplies typically used in first-class office buildings and only in such quantities or concentrations as allowed under applicable laws, rules and regulations. As used in this Section, the term "hazardous waste or materials" includes any substance, waste or material defined or designated as hazardous, toxic or dangerous (or any similar term) pursuant to any statute, regulation, rule or ordinance now or hereafter in effect. Tenant shall promptly comply with all such statutes, regulations, rules and ordinances, and if Tenant fails to so comply, Landlord may, after reasonable prior notice to Tenant (except in case of emergency) effect such compliance on behalf of Tenant. Tenant shall immediately reimburse Landlord for all costs incurred in effecting such compliance.

        (ii) Tenant agrees to indemnify and hold harmless Landlord against any and all losses, liabilities, suits, obligations, fines, damages, judgments, penalties, claims, charges, cleanup costs, remedial actions, costs and expense (including without limitation, consultant fees, attorneys' fees and disbursements) which may be imposed on, incurred or paid by Landlord, its members, managers, agents, employees, and representatives, or asserted in connection with (a) any misrepresentation, breach of warranty or other default by Tenant under this Section, or (b) the acts or omissions of Tenant, its officers, agents, employees, contractors, customers, and invitees, or any subtenant or other person for whom Tenant would otherwise be liable, resulting in the release of any hazardous waste or materials on the Land.

(b)     LANDLORD REPRESENTATIONS:

        Landlord represents to Tenant that, to the best of Landlord's knowledge, no hazardous waste or materials exist in, on or under the Land, Building, Premises or have been generated, stored or disposed of on the Premises other than in compliance with all applicable laws.


35.     TELECOMMUNICATIONS LINES AND EQUIPMENT:

(a)     LOCATION OF TENANT'S EQUIPMENT AND LANDLORD CONSENT:

        (i) Tenant may install, maintain, replace, remove and use communications or computer wires, cables and related devices (collectively, the "Lines") at the Building in or serving the Premises, only with Landlord's prior written consent, which consent shall not be unreasonably withheld. Tenant shall locate all electronic telecommunications equipment within the Premises.

        (ii) Without in any way limiting Landlord's right to withhold its consent, Landlord may consider the following factors, among others, in making its determination: (A) whether or not the proposed work will interfere with the use of any then existing Lines at the Building; (B) whether or not an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building; (C) whether the proposed work or resulting Lines will impose new obligations on Landlord, expose Landlord to liability of any nature or description, increase Landlord's insurance premiums for the Building, create liabilities for which Landlord is unable to obtain insurance protection or imperil Landlord's insurance coverage; (D) whether the work or resulting Lines would adversely affect the Land, Building or any space in the Building in any manner.

        (iv) If Landlord consents to Tenant's proposal, Tenant shall (A) pay all costs in connection therewith (including all costs related to new Lines); (B) comply with all requirements and conditions of this Section; (C) use, maintain and operate the Lines and related equipment in accordance with and subject to all laws governing the Lines and equipment. (IV) as soon as the work is completed, Tenant shall submit "as built" drawings to Landlord.

        (v) Landlord reserves the right to require that Tenant remove all Lines located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws or present a dangerous or potentially dangerous condition (whether such Lines were installed by Tenant or any other party), within three (3) days after written notice.

(b)     LIMITATION OF LIABILITY:

        Except to the extent arising from the gross negligence or willful misconduct of Landlord or Landlord's agents or employees, Landlord shall have no liability for damages arising from and Landlord does not warrant that the Tenant's use of any Lines will be free from the following (collectively called "Line Problems"): (i) any shortages, failures, variations, interruptions, disconnection, loss or damage caused by the installation, maintenance, or replacement, use removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements of the Lines or any associated equipment, or any other problems associated with any Lines by any other cause;
(ii) any failure to any Lines to satisfy Tenant's requirements; or (iii) any eavesdropping or wire-tapping by unauthorized parties. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems. Under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant, render Landlord liable to Tenant for abatement of Rent, or relieve Tenant from performance of Tenant's obligations under this Lease.

(c)     ELECTROMAGNETIC FIELDS:

        If Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings of ordinary twisted pair riser cable or cause radiation higher than normal background radiation, Landlord reserves the right to require Tenant to appropriately insulate the Lines therefore (including riser cables) to prevent such excessive electromagnetic fields or radiation.


36.     GENERAL:

(a)     HEADINGS:

        Titles to Sections of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof

(b)     SUCCESSORS AND ASSIGNS:

All of the covenants, agreements, terms and conditions contained in this Lease shall inure to and be binding upon the Landlord and Tenant and their respective successors and assigns.

(c)     PAYMENT OF BROKERS:

        Landlord shall pay the commissions due those real estate brokers or agents named in Section 1(k). If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall indemnify and hold Landlord harmless against any liability in respect thereto, including Landlord's attorneys' fees and costs in defense of any such claim.

(d)     ENTIRE AGREEMENT:

        This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the leasing, use and occupancy of the Premises, to Tenant's use of the building and other matters set forth in this Lease. No prior agreements or understanding pertaining to the same shall be valid or of any force or effect and the covenants and agreements of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

(e)     SEVERABILITY:

        Any provision of this Lease which shall be held invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereby and the remaining provisions hereof shall nevertheless remain in full force and effect.

(f)     OVERDUE PAYMENTS:

        Tenant acknowledges that a late payment of Rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease. Such costs may include, but not be limited to, processing and accounting charges, and penalties imposed by terms of any contracts, mortgages or deeds of trust covering the Building. Therefore, in the event Tenant shall fail to pay any Rent, Additional Rent or other sums payable by Tenant under this Lease for five (5) days after such amount is due, then Tenant shall pay Landlord, as Additional Rent, a late charge ("Late Charge") equal to 5% of such amount owing, but not in excess of the highest rate permitted by law. In addition to any Late Charges which may be incurred hereunder, any Rent, Additional Rent or other sums payable by Tenant under this Lease which are more than thirty (30) days past due, shall bear interest at a rate equal to 12% per annum but not in excess of the highest lawful rate permitted under applicable laws, calculated from the original due date thereof to the date of payment ("Overdue Fee"); provided, however, the minimum Overdue Fee shall be $100.00.

        In addition, if payments are received by check or draft from Tenant, and two (2) or more of such checks or drafts are dishonored by the bank or other financial institution they were drawn upon in any twelve (12) month period, Landlord may thereafter require all Rent and other payments due hereunder from Tenant to Landlord to be made by bank cashier's or bank certified check or other similar means of payment and Landlord shall not be required to accept any checks or drafts of Tenant which do not comply with such requirements.

(g)     FORCE MAJEURE:

        Except for the payment of Rent, Additional Rent and other sums payable by Tenant, time periods for Tenant's or Landlord's performance under any provisions of this Lease shall be extended for periods of time during which Tenant's or Landlord's performance is prevented due to circumstances beyond Tenant's or Landlord's reasonable control.

(h)     RIGHT TO CHANGE PUBLIC SPACES:

        Landlord shall have the right at any time, without thereby creating an actual or constructive eviction or incurring any liability to Tenant therefor, to change the arrangement or location of such of the following as are not contained within the Premises or any part thereof: entrances, passageways, doors and doorways, corridors, stairs, toilets and other like public service portions of the Building as well as parking and access areas on the Land. Nevertheless, in no event shall Landlord diminish any service, change the arrangement or location of the elevators serving the Premises, make any change which shall diminish the area of the Premises, make any change which shall interfere with access to or reasonable use of the Premises or change the character of the Building from that of a first-class office building.

(i)     GOVERNING LAW:

        This Lease shall be governed by and construed in accordance with the laws of the State of Washington.

(j)     BUILDING NAME:

        The Building shall be known by such name as Landlord may designate from time to time.

IN WITNESS WHEREOF, this Lease has been executed the day and year first above set forth.

TENANT:        BSQUARE CORPORATION, INC.



               By: [ILLEGIBLE]
                  ----------------------------------------
                       Its: CEO
                           -------------------------------

               By:
                  ----------------------------------------
                       Its:
                           -------------------------------


LANDLORD:        MERCER ISLAND PARTNERS ASSOCIATES, LLC
                 a Washington limited liability company

                    By: /s/ PHILIP T. FELDSINE
                       ----------------------------------------
                              Philip T. Feldsine, Manager

                         TENANT CORPORATE ACKNOWLEDGMENT

STATE OF WASHINGTON      )
                         )SS.
COUNTY OF                )

THIS IS TO CERTIFY that on this 2nd day of February, 1998, before me, the undersigned, a notary public in and for the State of Washington, duly commissioned and sworn, personally appeared William T. Baxter to me known to be the President/CEO respectively, of BSQUARE Corporation the corporation that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned, and on oath stated that they were authorized to execute said instrument, and that the seal affixed, if any, is the corporate seal of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL the day and year in this certificate first above


                      Signature:   /s/ CAMILLA J. ALSON
   [SEAL]             Printed Name: Camilla J. Alson
                      Notary Public in and for the State of Washington Residing at:11100 NE 11th St D408 Bellevue WA

                      ----------------------------------------------------------
                      My appointment expires:     6-6-98


                             LANDLORD ACKNOWLEDGMENT


STATE OF WASHINGTON      )
                         )SS.
COUNTY OF KING           )


THIS TO CERTIFY that I know or have satisfactory evidence that Philip T. Feldsize is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Manager of Mercer Island Partners Associates, a limited liability company, and acknowledged said instrument to be the free and voluntary act and deed of said company for the uses and purposes therein mentioned.

WITNESS MY HAND AND OFFICIAL SEAL this 3rd day of February, 1998.

          Signature: /s/ DAVID W. BOWERS
          Printed Name: David W. Bowers
          Notary public in and for the State of Washington,
          Residing at:   3011 11th Ave W.
                         Seattle, WA 98117
          My appointment expires:   11/5/01

                                    EXHIBIT A

                            Addendum to Lease between
                MERCER ISLAND PARTNERS ASSOCIATES, LLC (Landlord)
                                       and
                       BSQUARE CORPORATION, INC. (Tenant)

                             FLOOR PLAN OF PREMISES
                                     FLOOR 2

                         15,105 Net Rentable Square Feet
                            13,748 Usable Square Feet


                          BIOCONTROL SYSTEMS BUILDING



                                   [DIAGRAM]




                                 TOP FLOOR PLAN



                                    EXHIBIT A
                                   PAGE 1 OF 1

                                    EXHIBIT B
                                       TO
                     MERCER ISLAND PARTNERS ASSOCIATES, LLC
                                 LEASE AGREEMENT

                               TENANT IMPROVEMENTS

I.      IMPROVEMENTS PROVIDED BY LANDLORD:

        Landlord has provided the following improvements in the Premises:

        A. Completed Public and/or Core Areas finished in accordance with plans and specifications of the Building.

                (1) PLUMBING: Men's restrooms, women's restrooms, and drinking fountains installed in accordance with the plans and specifications for the Building.

                (2) ELECTRICAL DISTRIBUTION SYSTEM: Landlord shall provide the house panel and main breakers for the building. There is a 400 amp metered service in the basement which feeds a 200 amp panel for HVAC and a 200 amp panel for power and lights.

                (3) PHONE SERVICE: Landlord shall provide phone service to the building shell.

                        (a) POWER CAPABILITIES: Extending the wiring for lighting including the junction boxes and general power from the appropriate panel in the building electrical room to the point of use shall be considered Tenant Improvements.

        B. Tenant's Usable Area as outlined in Exhibit A shall be completed as follows:

               (1) MECHANICAL: Landlord shall install the vertical distribution of the HVAC and the horizontal distribution to and including the control boxes to the Premises including thermostats and provide for removal of the return air from the plenum.

                        (a)     HVAC Capacities: 385 square feet per ton.

                        (b) The Building standard mechanical system is designed to accommodate heating loads generated by lights and equipment up to 2.5 watts per square foot. If Tenant's design or use of the Premises results in concentrated loads in excess of 2.5 watts per square foot (e.g., data processing areas, conference rooms and machine rooms), then any additional engineering design and installation of mechanical equipment and/or controls required to accommodate such expenses shall be provided by Tenant's cost pursuant to
                                Section II of this Exhibit B.

               (2) FINISHES: The Landlord shall provide the following:

                        i. Concrete floor slab which shall be flat and level within recognized industry standards and shall be left broom clean.

                        ii. Exterior perimeter walls which are to receive interior finishes shall be insulated per code with drywalled screwed on, ready for final mud and sanding.

                        iii. Interior partitions around vertical shafts shall be covered with gypsum wall board and fire taped.

                        iv. Doors and hardware shall be installed at all vertical shafts used as exits.

                        V.      Horizontal blinds on exterior windows.

                        vi.     Ceiling grid installed.

                        vii. Parabolic light fixtures purchased and stacked on floor.


                                    EXHIBIT B
                                   PAGE 1 OF 6

                        viii.   Ceiling tiles purchased and stacked on floor.

               (3) FIRE SPRINKLERS: Primary distribution loop to Tenant's Usable Area with sprinkler heads turned up. All modifications to this equipment or systems resulting from the Tenant's occupancy and space design shall be considered Tenant Improvements. The sprinkler heads are turned up to protect the structure.

II.     IMPROVEMENTS BY TENANT/REIMBURSEMENT BY LANDLORD:

        Design and construction of all improvements in the Premises beyond those listed in Section I or this Exhibit B shall be provided at Tenant's expense. Landlord shall pay the cost of such additional improvements up to an amount equal to $20.00 per usable square foot of Tenant's Premises outlined on the floor plan(s) in Exhibit A, for a total payment by Landlord of $274,960.00 ("Tenant Improvement Allowance"). The Premises are comprised of 13,748 usable square feet. The Tenant Improvement Allowance shall be applied to the cost of design and construction of such improvements including but not be limited to (but excluding those items to be supplied by Landlord as provided above in Section I): Architectural and engineering design, partitions, doors, door frames, re-lites, hardware, paint, wall coverings, base, ceiling tile placement, lights, mechanical distribution, diffusers, thermostats, sprinkler heads, emergency speakers, fire extinguishers and cabinets, telephone, computer and electrical cabling and outlets, light switches, floor coverings, and all applicable permit fees and sales tax.

        Landlord will provide space planning services by the building architect or Tenant's space planner not to exceed $0.12 per useable square foot upon agreement of the basic terms and conditions of the lease. Such allowance shall be deducted from the Tenant Improvement allowance. Tenant may provide its own space planning services subject to Landlord's approval of service provider.

        Tenant may install, at Tenant's sole expense, a satellite dish in mechanical well of the roof subject to Landlord's approval, acting reasonably, of size, weight location and installation method. Any satellite dish installation must comply with all applicable building and zoning codes. Tenant shall be solely responsible for maintenance, replacement, and/or removal of said satellite dish.

        The Tenant Improvement Allowance shall also be applied to mutually agreeable construction management services. Such construction manager shall manage the bidding of Tenant improvements, expedite all permits and government approvals, and assume specific responsibility for delivery of the Premises as defined in the Lease and this Exhibit B, provided Tenant shall have met the drawing delivery dates herein.

        Tenant may add its construction vendors to the bidders list subject to Landlord's reasonable approval of qualifications and reputation. Landlord shall competitively bid the Tenant Improvements and award the contract to the lowest bidder. If Tenant wishes to utilize its own contractor and its contractor was not the lowest bid, Tenant shall be responsible for paying any costs over the lowest bid.

III.    BUILDING STANDARD IMPROVEMENTS:

        Tenant shall use the following Building Standard items: blinds (required by Landlord); carpet and base; hardware; lighting fixtures; and heating, ventilating, and air conditioning distribution and controls.

IV.     DESIGN OF TENANT IMPROVEMENTS:

        The Tenant Improvement Allowance shall be applied to Tenant retaining the services of a qualified office planner or architect, approved by the Landlord, to prepare the necessary drawings for Basic Plans and supply the information necessary to complete the Working Drawings and Engineering Drawings referred to in Section IV(B) of this Exhibit B for construction of the


                                    EXHIBIT B
                                   Page 2 of 6

Tenant improvements in Tenant's Usable Area. All Tenant's Plans shall be subject to approval of Landlord, which shall not be unreasonably withheld, in accordance with section IV(C) of this Exhibit B.

        Tenant's office planner or architect shall ensure that the work shown on Tenant's Plans is compatible with the basic Building Plans and that necessary basic Building modifications are included in Tenant's Plans. Such modifications shall be subject to the Landlord's reasonable approval and the cost in excess of the allowance thereof shall be paid by Tenant.

        On or before the indicated dates, Tenant shall supply Landlord with one
(1) reproducible copy and five (5) black line prints of the following Tenant Plans (provided that the dates set forth below shall be extended by such number of days, if any, as Tenant shall be delayed due to (I) any inaccuracy in the as-built plans and specifications delivered by Landlord to Tenant, (II) any delay in Landlord's reasonable review beyond a reasonable period, comment and approval of plans provided by Tenant, (III) any delay in completing the plans or obtaining all necessary governmental permits due to any act or omission of Landlord):

        A.     BASIC PLANS DELIVERY DATE: FEBRUARY 16, 1998                   .

               The Basic Plan due on this date shall be signed by Tenant and include:

               ARCHITECTURAL FLOOR PLANS: These shall be fully dimensioned floor plans showing partition layout and identifying each room with a number and each door with a number. The Basic Plans must clearly identify and locate equipment requiring plumbing or other special mechanical systems, area(s) subject to above-normal floor loads, special openings in the floor, and other major or special features.

        B.     WORKING DRAWINGS DELIVERY DATE:   FEBRUARY 20, 1998            .

               On or before this date and as part of Tenant Improvement Allowance, Tenant's office planner or architect shall produce four (4) sets of Full Working Drawings for construction from the Basic Plans using the Pin Bar or CADD System, which system shall be approved by Landlord for compatibility with the other Building drawings. The four (4) sets of Working Drawings due on this date shall be signed by the Tenant and include all items in the Basic Plans referenced in Section IV(A) above plus the following additional information:

               (1) ELECTRICAL AND TELEPHONE OUTLETS: Locate all power and telephone requirements: Dimension the position from a corner and give height above concrete slab for all critically located outlets. Identify all dedicated circuits and identify all power outlets greater than 120 volts. Also identify the manufacturer's name of the phone system to be used and the power requirements, size, and location of its processing equipment.

               (2) REFLECTED CEILING PLAN: Lighting layout showing location and type of all Building Standard and special lighting fixtures.

               The Tenant Improvement Allowance shall be applied to the cost of all engineering and design for plumbing, electrical, heating, air conditioning and structural plans ("Engineering Drawings") for the Tenant's improvements based on the signed Working Drawings.

        C.     FINAL PLANS REVIEW DATE: FEBRUARY 25, 1998                     .

               On this date, Tenant's office planner or architect shall deliver to Landlord and Tenant for review and approval four (4) complete sets of Final Plans which will incorporate the Working Drawings referenced in Section IV(B) above, plus the following additional information:

               (1) MILLWORK DETAILS: These drawings shall be in final form with Tenant's office planner's or architect's title block in the lower right-hand corner of the drawing, and shall include construction details of all cabinets, paneling, trim, bookcases, and door and jamb details for non-Building Standard doors and jambs.

               (2) KEYING SCHEDULES AND HARDWARE INFORMATION: This information shall be in the final form and include a Keying Schedule indicating which doors are locked and which


                                    EXHIBIT B
                                   PAGE 3 OF 6
key(s) open each lock, plus an "X" on the side of the door where the key will be inserted if a keyed door. Complete specifications for all non-Building Standard hardware will also be provided.

               (3) ROOM FINISH AND COLOR SCHEDULE: This information shall be in final form and include locations and specifications for all wall finishes, floor covering and base for each room.

               (4) CONSTRUCTION NOTES AND SPECIFICATIONS: Complete specifications for every item included except those specified by the Landlord.

        D.     FINAL PLANS DELIVERY DATE: FEBRUARY 25, 1998.

               The four (4) sets of Final Plans approved by Landlord and Tenant and due on or before this date shall include all the Final Plans referenced in
Section IV(C) above. Final Plans are to be signed by Tenant and delivered to Landlord by the Final Plans Delivery Date. Landlord shall return one (1) signed set to Tenant for Tenant's records. Landlord will incorporate Engineering Drawings with Tenant's Final Plans for transmittal to the General Contractor.

               Tenant shall be responsible for delays and additional costs in completion of the Tenant Improvements incurred as a result of changes made to any of Tenant's Plans after the specified Plan Delivery Date, delays caused by Tenant's failure to comply with the Plan Delivery Dates, Tenant's failure to provide adequate specifications or information for the completion of Tenant's Plans, or by delays caused by Tenant's specification of special materials. However, Tenant shall not be responsible for unreasonable delays and unreasonable additional costs caused by Landlord.

V.      CONSTRUCTION OF TENANT IMPROVEMENTS:

     A.         AUTHORIZATION TO PROCEED:

                Within two (2) days following delivery of the final plans to Landlord, Landlord shall submit the Final Plans to Construction Associates, Waters & Wood Construction and a reputable, bonded contractor of Tenant's choice. Upon receipt of the bids for construction of the Tenant Improvements pursuant to the Final Plans, Landlord shall submit such bids to Tenant. Tenant shall have the right to choose which of the general contractors submitting bids to use (provided that in such event all costs of construction in excess of the minimum bid secured by Landlord as set forth above shall be paid by Tenant). Concurrently with the selection of the contractor by Tenant, Tenant shall give Landlord written authorization to enter into a construction contract with such contractor and commence construction of the Tenant Improvements in accordance with the Final Plans delivered by Tenant. Tenant may in such authorization delete any or all items of extra cost; however, if Landlord deems these changes to be extensive, at its option, Landlord may refuse to accept the authorization to proceed until all changes have been incorporated in the Final Plans signed by Tenant and written acceptance of the revised price has been received by Landlord from Tenant. In the absence of such written authorization to proceed, Landlord shall not be obligated to commence work on the Premises and Tenant shall be responsible for any cost due to any resulting delay in completion of the Premises and as provided in Section 3(b) of the Lease.

        B.      PAYMENTS:

                Prior to commencement of Tenant Improvements and if the price for such improvements is greater than the Tenant Improvement Allowance defined in Section II above, Tenant shall deposit with Landlord fifty percent (50%) of any additional cost above the Tenant Improvement Allowance (the "Additional Cost Deposit"). Landlord shall direct Landlord's contractor to complete Tenant's improvements in accordance with Tenant's approved Final Plans as modified in accordance with Section V.a above. Payments shall be made: First, by applying the entire Tenant Improvement Allowance provided by Landlord against the monthly progress payments due, secondly by applying Tenant's Additional Cost Deposit, and then third, Tenant shall pay within ten (10) days after receipt of contractor's draw request approved by Landlord, the full amount of such contractor's draw request in cash. The progress billings may include a retainage amount up to ten percent (10%) of the work ("Retainage"). Final billing shall be


                                    EXHIBIT B
                                   PAGE 4 OF 6
rendered and payable within ten (10) days after acceptance of the Premises by Tenant in Accordance with the terms of the Lease. Retainage pursuant to the terms of this Paragraph shall be payable with such final billing. In the event acceptance of the Premises is subject to punchlist items as provided in the Lease, a portion of the retainage equal to the cost to complete each outstanding punchlist item may be retained until such punchlist item is complete.

        C.     FINAL PLANS AND MODIFICATIONS:

               If Tenant shall request any change in the Final Plans, Tenant shall request such change in writing to Landlord and such request shall be accompanied by all plans and specifications necessary to show and explain changes from the approved Final Plans. After receiving this information, Landlord shall give Tenant a written price for the cost of engineering and design services to incorporate the change in Tenant's Final Plans. If Tenant approves such price in writing, Landlord shall have such Final Plans changes made and Tenant shall promptly pay Landlord for this cost. Promptly upon completion of such changes in the Final Plans, Landlord shall notify Tenant in writing of the costs, if any, which shall be chargeable or credited to Tenant for such change, addition or deletion. If Tenant wishes to proceed with such changes, Tenant shall promptly so notify Landlord in writing and pay to Landlord fifty percent (50%) of the amount of any additional costs occasioned thereby and the balance due at time of demand from the contractor. In the absence of such notice, Landlord shall proceed in accordance with the previously approved Final Plans before such change, addition or deletion was requested. In accordance with Section 3(b) of the Lease, Tenant shall be responsible for any resulting delay in completion of the Premises due to modification of Final Plans. Tenant shall also be responsible for any demolition work required as a result of the change.

        D.     IMPROVEMENTS CONSTRUCTED BY TENANT:

               If any work is to be performed in connection with Tenant Improvements on the Premises by Tenant or Tenant's contractor:

               (1) Such work shall proceed upon Landlord's written approval (which shall not be unreasonably withheld or delayed) of (i) Tenant's contractor, (ii) public liability and property damage insurance satisfactory to Landlord carried by Tenant's contractor, (iii) detailed plans and specifications for such work, and (iv) amount of general conditions to be paid by Tenant to Landlord for the services still provided by Landlord's contractor.

               (2) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced, and in any case, all such work shall be performed in accordance with all applicable governmental regulations. Notwithstanding any failure of Landlord to object to any such work, Landlord shall have no responsibility for Tenant's failure to meet all applicable regulations.

               (3) All work by Tenant or Tenant's contractor shall be scheduled through Landlord.

               (4) Tenant or Tenant's contractor shall arrange for necessary utility, hoisting and elevator service with Landlord's contractor and shall pay such reasonable charges for such services as may be charged by Landlord's contractor. This will be included in the general conditions of Subsection C(1)(iv) above.

               (5) Tenant shall promptly reimburse Landlord for costs incurred by Landlord due to faulty work done by Tenant or its contractors, or by reason of any delays caused by such work, or by reason of inadequate clean-up.

               (6) Prior to commencement of any work on the Premises by Tenant or Tenant's contractor, Tenant or Tenant's contractor shall enter into an indemnity agreement and a lien priority agreement satisfactory to Landlord indemnifying and holding harmless Landlord and Landlord's contractors for any liability, losses or damages directly or indirectly from lien claims affecting the Land, the Building or the Premises arising out of Tenant's or Tenant's contractor's work or that of subcontractor or suppliers, and subordinating any such liens to the liens of construction and permanent financing for the Land and Building. As a condition of approving


                                    EXHIBIT B
                                   PAGE 5 OF 6

Tenant's contractor of any subcontractor, Landlord may require one or more payment or performance bonds covering such work reasonably satisfactory to Landlord.

               (7) Landlord shall have the right to post a notice or notices in conspicuous places in or about the Premises announcing its non-responsibility for the work being performed therein.

        E.     TENANT'S ENTRY TO PREMISES:

               Tenant's entry to the Premises for any purpose, including without limitation, inspection or performance of Tenant Construction by Tenant's agents, prior to the Commencement Date as specified in Section 3(a) of the Lease shall be scheduled in advance with Landlord and shall be subject to all the terms and conditions of the Lease, except the payment of Rent and Additional Rent. Tenant's entry shall mean entry by Tenant, its officers, contractors, office planner or architect, licensees, agents, servants, employees, guests, invitees, or visitors.

        F.     TENANT'S TELEPHONE AND COMPUTER/DATA SERVICE:

               Tenant is responsible for Tenant's telephone service, computer and data service, and related cabling. Tenant shall select and coordinate installation of such communication and information systems with the Landlord pursuant to Section 35 of the Lease.


                                    EXHIBIT B
                                   PAGE 6 OF 6

                                    EXHIBIT C
                            ADDENDUM TO LEASE BETWEEN
                     MERCER ISLAND PARTNERS ASSOCIATES, LLC
                                       AND
                            BSQUARE CORPORATION, INC.
                             ADDITIONAL LEASE TERMS

1.      OPTION TO EXTEND LEASE TERM:

        Tenant shall have the right, but said right shall be subordinated to the preferential first rights to occupy the Premises after the end of the original Lease Term of BioControl Systems, Inc. and its related organizations/assigns, to be exercised as hereinafter provided, to extend the initial Lease Term ("Extension Option") for the entire Premises for one (1) additional period of five (5) years, provided that:

        (a) Tenant shall not be in default in the performance of any term, covenant or condition herein contained at the time of the Exercise of the Option and on the last day of the preceding Lease Term;

        (b) The rental rate for the extended term shall be the projected fair market rental rate for comparable term-extensions in comparable first-class buildings along the I-90 corridor on the effective date of the Extension Option Term , provided, however, that such rental rate shall not be less than the then current rental rate (base rent plus escalation) for the Premises.

        (c) Refurbishment allowances shall be commensurate with the refurbishment allowances found in the market for similar size renewals in Class A buildings along the I-90 corridor.

               NOTICE:

               No later than six (6) months prior to the expiration of the initial Lease Term, Tenant shall notify Landlord in writing of its intention to extend the Lease Term. Within one (1) month of Tenant's notice to extend, Landlord and Tenant shall agree upon the rent for the Extension Option Term. If Landlord and Tenant cannot agree upon the rent for the Extension Option Term within one (1) month of Landlord's receipt of Tenant's written notice of its extension to extend the Lease Term, this Extension Option shall lapse and terminate and the lease shall expire at the end of the initial Term as outlined in Section 1(g).

               EXERCISE:

               Tenant shall exercise the Extension Option by written notice to Landlord no later than two (2) months from the date of Landlord's notification of terms and conditions. If Tenant does not so exercise the Extension Option, the Lease shall expire at the end of the initial Lease Term.

               LEASE TERMS:

               Upon exercise of the Extension Option, all of the terms and conditions set forth in this Lease shall continue, with the exception of the Lease Term which shall be extended as set forth above, and with the exception of Rent which shall be determined as set forth above.


                                    EXHIBIT C
                                   PAGE 1 OF 1